Exhibit 5.1

                                July 11, 2005

Wyndham International, Inc.

1950 Stemmons Freeway, Suite 6001

Dallas, Texas 75207

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Wyndham International, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on May 2, 2005, as amended on the date of this letter, as provided by the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act, we have been requested by the Company to render our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of up to 1,222,540,893 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The shares of the Common Stock are to be issued in connection with the recapitalization and merger contemplated by the Recapitalization and Merger Agreement (the “Recapitalization Agreement”), dated as of April 14, 2005, by and among Apollo Investment Fund IV, L.P., Apollo Real Estate Investment Fund IV, L.P., AIF/THL PAH LLC, BCP Voting Inc., as Trustee for the Beacon Capital Partners Voting Trust, Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Foreign Fund IV-B, L.P., WI Merger Sub, Inc., and the Company. Capitalized terms used in this letter and not otherwise defined have the respective meanings ascribed to them in the Recapitalization Agreement.

In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the Registration Statement and the Recapitalization Agreement.

In addition, we have examined: (i) such corporate records and documents of the Company as we have considered appropriate, including the forms of its Restated Certificate of Incorporation attached as an exhibit to the Recapitalization Agreement, and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

In our examination of the documents referred to above, we have assumed, without independent investigation, (i) the due authorization, execution and delivery of each document by each party to them other than the Company, (ii) the enforceability of the documents reviewed by us against each party to them other than the Company, (iii) that the shares of the Common Stock will be issued in the manner described in the Registration Statement, (iv) the genuineness of all signatures, (v) the authenticity of all documents submitted to us as originals, (vi) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, (vii) the authenticity of the latter documents, (viii) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we examined are accurate and complete, (ix) the proper filing of the Certificate of Merger in accordance with the General Corporation Law of the State of Delaware, and (x) the legal capacity of all individuals who have executed any of the documents which we examined.

In expressing the opinion set forth below, we have relied upon the factual matters contained in the representations and warranties of the Company made in the Recapitalization Agreement and in certificates of officers of the Company and upon certificates of public officials.

Based on the foregoing, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the shares of the Common Stock, when issued and delivered as contemplated by the Recapitalization Agreement and as described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

Our opinions expressed above are limited to the General Corporation Law of the State of Delaware. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption “Legal Matters” and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.

Very truly yours,

/S/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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